UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2021 (July 22, 2021)

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

56B 5th Street, Lot 1

Carmel by the Sea, CA 93921

(Address of principal executive offices)

(866) 477-4729

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2021, the board of directors (the “Board”) of Innovative Payment Solutions, Inc. (the “Company”) appointed David Rios (“Mr. Rios”) to the Board of the Company to serve until the Company’s next annual meeting of shareholders.

Mr. Rios is a currently a philanthropist. Prior to turning to philanthropy approximately ten years ago, Mr. Rios was the founder, Chairman, and Chief Executive Officer of D.F. Rios Construction, Inc., the largest framing construction company in the state of California, for over 30 years. Mr. Rios was also President of the California Framers Association and on the Board of Carpenters. Additionally, Mr. Rios sat on the Board of Pan Pacific Bank where he was instrumental in closing its acquisition by California Bank of Commerce in December 2015.

There are no family relationships between Mr. Rios and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Rios that are reportable pursuant to Item 404(a) of Regulation S-K.

Mr. Rios will receive board fees of $2,500 per month effective July 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: July 28, 2021	By:	/s/ William Corbett
	Name:	William Corbett
	Title:	Chairman and CEO

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